CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-283015 on Form S-6 of our report dated January 10, 2025, relating to the financial statement of FT 11947, comprising Value Line(R) Target Safety 30 1Q '25 - Term 4/9/26 (Value Line(R) Target Safety 30 Portfolio, 1st Quarter 2025 Series), one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

January 10, 2025